Exhibit 10.2

SPAC HOLDERS SUPPORT AGREEMENT

This SPAC Holders Support Agreement (this “Support Agreement”) is dated as of October 13, 2025, by and among Inflection Point Fund I, LP, a Delaware limited partnership (“IPF”), Maywood Sponsor, LLC, a Delaware limited liability company (“Maywood Sponsor”) (Maywood Sponsor and IPF, each a “Sponsor” and, collectively, the “Sponsors”), Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“Cohen”), and Seaport Global Securities LLC (“Seaport”, and together with Cohen, the “Representatives”), Maywood Acquisition Corp., a Cayman Islands exempted company (“SPAC”), GOWELL Technology Limited, a Cayman Islands exempted company (the “Company”), and GOWell Energy Technology, a Cayman Islands exempted company (“PubCo”). The Sponsors and the Representatives are collectively referred to herein as the “SPAC Holders”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, (i) IPF is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 990,000 of SPAC’s Class B Ordinary Shares, par value $0.0001 per share (the “SPAC Class B Ordinary Shares”), (ii) Maywood Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 2,028,750 of SPAC’s Class A Ordinary Shares, par value $0.0001 per share (the “SPAC Class A Ordinary Shares” and, together with the SPAC Class B Ordinary Shares, the “SPAC Shares”), and 125,000 private placement units, each consisting of one SPAC Class A Ordinary Share and one right to receive one-fifth (1/5) of one SPAC Class A Ordinary Share, subject to adjustment, upon the closing of SPAC’s initial business combination (such units, SPAC Class A Ordinary Shares, and rights, collectively the “Private Placement Securities”), (iii) Cohen is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 70,312 Private Placement Securities, and (iv) Seaport is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 70,313 Private Placement Securities (all such securities or other equity securities, together with any classes of the SPAC’s ordinary shares, units, or other equity securities of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any of the SPAC Holders during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Support Agreement, SPAC, the Company, PubCo, and IPCV Merger Sub Limited, a Cayman Islands exempted company (“Merger Sub”), have entered into a Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions: (i) SPAC will be merged with and into PubCo (the “First Merger”), as a result of which (a) PubCo shall continue as the surviving entity, and (b) each issued and outstanding SPAC Share, including the SPAC Class A Ordinary Shares issuable in settlement of the SPAC Rights, immediately prior to the First Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the SPAC Per Share Merger Consideration subject to and on the terms and conditions set forth in the Business Combination Agreement; and (ii) at least one Business Day following the First Merger, the Company will be merged into Merger Sub (the “Second Merger”, and together with the First Merger, the “Mergers”), as a result of which (a) Merger Sub shall continue as the surviving entity and as a wholly owned subsidiary of PubCo, and (b) each issued and outstanding Company Ordinary Share, Company Series A Preferred Share, Company Warrant and Company Restricted Shares immediately prior to the Second Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive new PubCo Ordinary Shares, PubCo Preferred Shares, PubCo Series A Investor Warrants and PubCo Restricted Shares, respectively, subject to and on the terms and conditions set forth in the Business Combination Agreement; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valid consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SPAC HOLDERS SUPPORT AGREEMENT; COVENANTS

Section 1.1  Interim Period Lock-Up Provisions.

(a)  During the period commencing on the date hereof and ending on the earliest of (x) the Second Merger Effective Time and (y) such date and time as the Business Combination Agreement shall be validly terminated in accordance with Section 11.1 thereof (the earlier of (a) and (b), the “Expiration Time”), SPAC Holders shall not (except in a Permitted Transfer) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, in each case, directly or indirectly, with respect to any Subject Securities owned by SPAC Holders, (ii) file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement and any resale registration statement filed by PubCo relating to PubCo Ordinary Shares), (iii) deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Support Agreement or otherwise transfer any voting or approval rights with respect to the Subject Securities, (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by SPAC Holders or (v) publicly announce any intention to effect any transaction specified in clause (i), (ii), (iii) or (iv) (clauses (i)-(v), collectively, “Transfer”).

(b)  “Permitted Transfer” means any Transfer of Subject Securities (i) to (A) any officer or director of the SPAC Holder, the Company, PubCo, or IPF, (B) any Affiliates or family members of the officers or directors of the SPAC Holders, the Company, PubCo, or IPF, or (C) any direct or indirect partners, members or equity holders of the SPAC Holders or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates (including, for the avoidance of doubt, where such Person is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); (ii) to a nominee or custodian of a Person to whom a Transfer would be permitted under clause (i); (iii) in connection with any legal, regulatory or other order; (iv) to a third party in connection with any non-redemption, backstop arrangement or other similar arrangement, (v) as otherwise mutually agreed upon among the SPAC Holders, SPAC, and the Company, or (vi) to SPAC, the Company, PubCo, or IPF; provided, however, that in the case of clauses (i) through (vi), as a precondition to such Transfer, such transferee must enter into a written agreement with the Company, SPAC and PubCo agreeing to assume all of the obligations under this Agreement with respect to such Subject Securities and to be bound by the transfer restrictions set forth in this Agreement (to the extent applicable); provided, further, that, no Transfer permitted under this Section 1.1(b) shall relieve SPAC Holders or any holder of Subject Securities pursuant to a Permitted Transfer of its obligations under this Agreement.

Section 1.2  New Shares. In the event that (a) any Subject Securities are issued to any SPAC Holder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Securities of, on or affecting the Subject Securities owned by such SPAC Holder or otherwise, (b) a SPAC Holder purchases or otherwise acquires beneficial ownership of any SPAC Shares or Private Placement Securities after the date of this Support Agreement, or (c) a SPAC Holder acquires the right to vote or share in the voting of any SPAC Shares after the date of this Support Agreement (such SPAC Shares, Private Placement Securities, or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by such SPAC Holder shall constitute Subject Securities and be subject to the terms of this Support Agreement to the same extent as if they constituted Subject Securities owned by that SPAC Holder as of the date hereof.

Section 1.3  Binding Effect of the Business Combination Agreement. Each SPAC Holder hereby acknowledges that it has read the Business Combination Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each SPAC Holder shall be bound by and comply with Section 8.15 (Public Announcements) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such SPAC Holder was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.4  Waiver of Anti-Dilution Provision. Subject to, and conditioned upon, the Closing, IPF hereby irrevocably relinquishes and waives, and agrees not to assert or perfect, to the fullest extent permitted by Law and the SPAC Charter, any and all rights IPF has or will have to any adjustment or anti-dilution protections that arise in connection with the Transactions (including, for the avoidance of doubt, but not limited to, any rights pursuant to Section 17.3 of the SPAC Charter).

Section 1.5  Waiver of Dissenters’ Rights. Each SPAC Holder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Act and any other similar statute in connection with the Transactions and the Business Combination Agreement.

Section 1.6  Closing Date Deliverables. On the Closing Date, each SPAC Holder shall deliver to the Company (a) a duly executed copy of the New Registration Rights Agreement substantially in the form attached as Exhibit H to the Business Combination Agreement and (b) a duly executed copy of the Lock-Up Agreement substantially in the form attached as Exhibit I-2 to the Business Combination Agreement.

Section 1.7  Support Agreements.

(a)  At any meeting of the shareholders of SPAC, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought (including any action by written resolution), each SPAC Holder shall (i) appear at each such meeting or otherwise cause all of its Subject Securities entitled to vote, and any other SPAC Shares that such SPAC Holder has the right to vote, to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of the SPAC Holder’s Subject Securities or SPAC Shares:

(i)  in favor of the Shareholder Approval Matters (or any sub-matter or actions in furtherance thereof);

(ii)  in favor of any proposal to adjourn or postpone the applicable meeting to a later date if and only if there are not sufficient votes for the approval of the Shareholder Approval Matters (or any sub-matter or actions in furtherance thereof) and any other matters required to be approved as set forth in the Proxy Statement on the date on which such meeting is held; and

(iii)  against any proposal, action, transaction or agreement that would or would reasonably be expected to (A) delay, postpone, impede, frustrate, prevent or nullify any provision of this Support Agreement, the Business Combination Agreement, any other Ancillary Document, or the Transactions, including the First Merger, (B) constitute or reasonably be expected to lead to an Alternative Transaction for SPAC, (C) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement or any other Ancillary Document, (D) result in any of the conditions set forth in Article X of the Business Combination Agreement not being fulfilled, (E) amend the SPAC Charter (other than, for the avoidance of doubt, any amendment to the SPAC Charter in connection with an Extension), including any change in any manner to the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC, (F) result in a business combination agreement or merger (other than the Business Combination Agreement and the Mergers), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by, or other change to the corporate structure or business of, SPAC or (G) result in a change in the business of SPAC or any change in the management or SPAC Board (other than, in each case, in connection with the Business Combination Agreement, any Ancillary Document or the Shareholder Approval Matters).

Each SPAC Holder hereby agrees not to commit or agree to take any action inconsistent with the foregoing.

(b)  Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Amended and Restated Letter Agreement, dated as of September 9, 2025, by and among Sponsors, SPAC, and the other parties thereto (the “Letter Agreement”), including the obligations of each Sponsor pursuant to Section 1 therein to not redeem any SPAC Shares owned by such Sponsor in connection with the transactions contemplated by the Business Combination Agreement. For the avoidance of doubt, no SPAC Holder shall redeem, elect to redeem or tender or submit for redemption any Subject Securities pursuant to or in connection with the Redemption Rights or otherwise.

(c)  Solely to the extent that a SPAC Holder fails to take any of the actions set forth in this Section 1.5 in accordance with the terms hereof, such SPAC Holder hereby irrevocably appoints, as its proxy and attorney-in-fact, the Company and any person designated in writing by the Company, each of them individually, with full power of substitution and re-substitution, to vote and represent at any annual or special meeting of shareholders of SPAC, and to execute and deliver any action by written consent of the shareholders of SPAC in lieu of any such meeting with respect to, all of the Subject Securities that such SPAC Holder is or may be entitled to vote, in each case, solely with respect to the matters contemplated by this Section 1.5. Each SPAC Holder acknowledges and agrees that such proxy and power of attorney granted hereunder shall be irrevocable and unconditional during the term of this Support Agreement and is coupled with an interest sufficient in law to support an irrevocable proxy. Each SPAC Holder agrees that the foregoing proxy and power of attorney shall, during the term of this Support Agreement, supersede in all respects any other proxy or power of attorney previously granted by such SPAC Holder with respect to such Subject Securities. The proxy and power of attorney granted by or at the direction of a SPAC Holder hereunder shall be automatically revoked upon the Expiration Time. This irrevocable proxy and power of attorney is binding upon the heirs, estate, executors, personal representatives, successors, and assigns of each SPAC Holder and, without limiting the effect of the restrictions on transfer and ownership with respect to the Subject Securities, any other holder of record of the Subject Securities as to which this proxy and power of attorney has been granted (including any transferee of any of the Subject Securities).

(d)  During the period commencing on the date hereof and ending on the Expiration Time, without the prior written consent of the Company, each SPAC Holder shall not modify or amend any contract between or among such SPAC Holder or any Affiliate of such SPAC Holder (other than SPAC or any of its subsidiaries), on the one hand, and SPAC or any of SPAC’s subsidiaries, on the other hand, including, for the avoidance of doubt, the Letter Agreement.

Section 1.8  Further Assurances. Each SPAC Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein. Each SPAC Holder agrees to take any additional actions, if any, required or deemed to be practical or necessary in order for such SPAC Holder to provide an effective grant of proxy pursuant to the SPAC Charter (including the execution and delivery of such proxies, and the delivery and lodgement of such proxies) in order to consummate the transactions contemplated by this Support Agreement.

Section 1.9  No Inconsistent Agreement. Each SPAC Holder, severally and not jointly, hereby represents and warrants that it has not entered into, and covenants and agrees it shall not enter into, any Contract that would delay, postpone, impede, frustrate, prevent, nullify, restrict, limit or interfere with the performance of such SPAC Holder’s obligations hereunder or make any representation and warranty contained herein untrue. Prior to the Expiration Time, no SPAC Holder shall liquidate or dissolve.

Article II
ADDITIONAL REPRESENTATIONS AND WARRANTIES

Section 2.1  Representations and Warranties of SPAC Holders. Each SPAC Holder, severally and not jointly, represents and warrants as of the date hereof to SPAC and the Company as follows:

(a)  Organization; Due Authorization. SPAC Holder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within SPAC Holder’s powers and have been duly authorized by all necessary corporate actions on the part of SPAC Holder. This Support Agreement has been duly executed and delivered by SPAC Holder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of SPAC Holder, enforceable against SPAC Holder in accordance with the terms hereof (subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity). If this Support Agreement is being executed in a representative or fiduciary capacity, the Person signing this Support Agreement has full power and authority to enter into this Support Agreement on behalf of SPAC Holder.

(b)  Ownership. SPAC Holder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Support Agreement, (ii) the SPAC Charter, (iii) the Business Combination Agreement, (iv) the Letter Agreement, (v) the Underwriting Agreement, dated as of February 12, 2025, by and among the SPAC and the Representatives, or (vi) any applicable securities Laws. The Subject Securities are the only equity securities in SPAC owned of record or beneficially by SPAC Holder on the date of this Support Agreement, and none of the Subject Securities held by SPAC Holder are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Letter Agreement, or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities. SPAC Holder has full voting power with respect to the Subject Securities held by SPAC Holder. Other than the Subject Securities held by SPAC Holder, SPAC Holder does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for equity securities of SPAC.

(c)  No Conflicts. The execution and delivery of this Support Agreement by SPAC Holder does not, and the performance by SPAC Holder of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of SPAC Holder, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon SPAC Holder or SPAC Holder’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by SPAC Holder of its obligations under this Support Agreement or (iii) conflict with or violate any material Contract to which SPAC Holder is a party, or any Law.

(d)  Litigation. There are no Actions pending against SPAC Holder, or to the knowledge of SPAC Holder threatened against SPAC Holder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, except as has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on SPAC Holder’s ability to consummate the Transactions or perform its obligations under this Agreement or the Business Combination Agreement.

(e)  Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement or SPAC’s initial public offering based upon arrangements made by or on behalf of SPAC Holder or any of its Affiliates, for which SPAC or any of its Affiliates may become liable.

(f)  Affiliate Arrangements. Except as set forth in Schedule 4.15 of the SPAC Disclosure Schedules and disclosed in the prospectus, dated February 12, 2025, filed in connection with SPAC’s initial public offering or any subsequent SEC filings, neither the SPAC Holder nor any of its Affiliates is party to, or has any rights with respect to or arising from, any material Contract with SPAC or any of its Subsidiaries.

(g)  Information Supplied. None of the information supplied or to be supplied by SPAC Holder or its respective Affiliates and Representatives expressly for inclusion or incorporation by reference: (i) in any current report on Form 8-K, quarterly report on Form 10-Q, annual report on Form 10-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions, (ii) in the Registration Statement or (iii) in the mailings or other distributions to SPAC Shareholders and prospective investors (including any actual or prospective PIPE Investors) with respect to the consummation of the Transactions or in any amendment to any of documents identified in (i) through (iii), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(h)  Acknowledgment. SPAC Holder understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon SPAC Holder’s execution and delivery of this Support Agreement.

Article III
MISCELLANEOUS

Section 3.1  Termination. This Support Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the execution and delivery of a written agreement providing for the termination of this Support Agreement executed by each of the SPAC Holders, SPAC, and the Company. Upon such termination of this Support Agreement, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Support Agreement prior to such termination. This Article III shall survive the termination of this Support Agreement.

Section 3.2  Governing Law; Jurisdiction. The terms of Section 13.4 of the Business Combination Agreement shall apply to this Support Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.3  WAIVER OF JURY TRIAL. THE TERMS OF SECTION 13.5 OF THE BUSINESS COMBINATION AGREEMENT (WHICH FOR THE AVOIDANCE OF DOUBT CONTAIN A WAIVER OF ANY RIGHT TO A TRIAL BY JURY) SHALL APPLY TO THIS SUPPORT AGREEMENT AND ARE INCORPORATED BY REFERENCE HEREIN MUTATIS MUTANDIS.

Section 3.4  Binding Effect; Assignment; Third Parties. This Support Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Support Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the Company (with respect to an assignment by a SPAC Holder or, prior to the Closing, SPAC or PubCo) or each of the SPAC Holders (with respect to an Assignment by the Company or, after the Closing, SPAC or PubCo). Any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Nothing contained in this Support Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or a successor or permitted assign of such a party.

Section 3.5  Specific Performance. The terms of Section 13.6 of the Business Combination Agreement shall apply to this Support Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.6  Amendment; Waiver. The terms of Section 13.8 and Section 13.9 of the Business Combination Agreement shall apply to this Support Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.7  Severability. The terms of Section 13.7 of the Business Combination Agreement shall apply to this Support Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.8  Notices. The terms of Section 13.1 of the Business Combination Agreement shall apply to this Support Agreement and are incorporated by reference herein mutatis mutandis, which notices hereunder addressed as follows:

If to SPAC at or prior to the Closing, or to IPF:

Inflection Point Fund I LP

167 Madison Avenue Suite 205 #1017

New York, New York 10016

Attention:	Michael Blitzer
Email:	blitzer@kingstowncapital.com

with a copy to (which will not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention:	Joel Rubinstein
Email:	joel.rubinstein@whitecase.com

and

White & Case LLP

609 Main Street, Suite 2900

Houston, Texas 77002

Attention:	Jason A. Rocha
Email:	Jason.rocha@whitecase.com

If to Prior Sponsor:

Maywood Sponsor LLC

418 Broadway # 6441

Albany, NY 12207

Attention:	Zikang Wu
Email:	z@maywoodacq.com

with a copy to (which will not constitute notice):

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Attention:	David Alan Miller; Jeffrey Gallant
Email:	dmiller@graubard.com; jgallant@graubard.com

If to the Representatives:

Cohen & Company Capital Markets,

a division of J.V.B. Financial Group, LLC

3 Columbus Circle, 24th Floor

New York, NY 10019

Attention:	General Counsel
Email:	gc@cohenandcompany.com

Seaport Global Securities LLC

360 Madison Avenue, 22nd Floor

New York, NY 10017

Attn:	Jack Mascone
Email:	jmascone@seaportglobal.com

Copy (which copy shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Tel: (212) 407-4000

Attn:	Mitchell S. Nussbaum, Esq. and David J. Levine, Esq.
Email:	mnussbaum@loeb.com; dlevine@loeb.com

If to the Company or PubCo or, following the Closing, SPAC:

GOWell International LLC
5050 Westway Park Blvd, Ste. 100

Houston, TX 77041

Attn:	Kevin Colby
Email:	kevin.colby@gowellpetro.com

‘

with a copy to (which shall not constitute notice):

Hunter Taubman Fisher & Li LLC
950 Third Avenue, 19th Floor
New York, New York 10022

Attn:	Louis Taubman
Email:	ltaubman@htflawyers.com

Section 3.9  Counterparts. This Support Agreement may be executed in one or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10  Non-Circumvention. Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which such party is not permitted to accomplish (or take any action that such party is not permitted to take) directly under this Support Agreement.

Section 3.11  Confidentiality. Each SPAC Holder agrees to be bound by and subject to Section 8.1(b) and Section 8.1(d) each of the Business Combination Agreement to the same extent such provisions apply to SPAC, mutatis mutandis, as if such SPAC Holder were directly a party thereto for purposes thereof.

Section 3.12  Interpretation. The terms of Section 13.11 of the Business Combination Agreement shall apply to this Support Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.13  Consent to Disclosure. Each SPAC Holder hereby consents to the publication and disclosure in any announcement or disclosure required by applicable securities Laws, the SEC or any other securities authorities of such Person’s identity and ownership of Subject Securities (or the PubCo Ordinary Shares to which they convert), the nature of such SPAC Holder’s obligations hereunder, and the other matters set forth in the Business Combination Agreement and the Ancillary Documents, including the Transactions and the Mergers.

Section 3.14  Release; No Recourse. Effective as of the Closing, each SPAC Holder hereby irrevocably releases and discharges the Company Shareholders and each other Company Affiliate and each of their respective current and former directors, managers, officers, partners and employees to the extent set forth in, and subject to the terms and conditions of, Section 12.2(a) of the Business Combination Agreement, which such terms and conditions of Section 12.2(a) of the Business Combination Agreement shall apply to this Support Agreement and are incorporated by reference herein mutatis mutandis (with SPAC Holder being understood to be “SPAC” for purposes of the incorporation of Section 12.2(a) of the Business Combination Agreement herein). The terms of Section 13.13 of the Business Combination Agreement shall apply to this Support Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.15  Entire Agreement. This Support Agreement and the agreements referenced herein (including the Business Combination Agreement and the other Ancillary Documents) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and, save to the extent expressly set out in this Support Agreement, the Business Combination Agreement, the other Ancillary Documents or the Confidentiality Agreement, supersede all prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

[Signature pages follow.]

IN WITNESS WHEREOF, SPAC Holders, SPAC, PubCo, and the Company have each caused this Support Agreement to be duly executed as of the date first written above.

SPAC HOLDERS:

Inflection Point FUND I LP

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chief Investment Officer

Maywood Sponsor, LLC

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	Authorized Person

COHEN & COMPANY CAPITAL MARKETS A DIVISION OF COHEN & COMPANY SECURITIES, LLC

By:	/s/ Jerry Serowik
Name:	Jerry Serowik
Title:	Senior Managing Director

SEAPORT GLOBAL SECURITIES LLC

By:	/s/ Jack Mascone
Name:	Jack Mascone
Title:	Head of Capital Markets

[Signature Page to SPAC Holders Support Agreement]

SPAC:

Maywood Acquisition Corp.

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chairman and Chief Executive Officer

[Signature Page to SPAC Holders Support Agreement]

PUBCO:

GOWELL ENERGY TECHNOLOGY

By:	/s/ Yap Yong Sheng
Name:	Yap Yong Sheng
Title:	Director

COMPANY:

GOWELL TECHNOLOGY LIMITED

By:	/s/ Wenhua Liu
Name:	Wenhua Liu
Title:	Director

[Signature Page to SPAC Holders Support Agreement]